EXHIBIT 10.11

ALZA Corporation
Executive Deferral Plan II
Amendment 1998-1

     Section 7.4 shall be restated in its entirety as follows:
        7.4     "Payment of Benefit.
         a) Except as otherwise provided in this Section 7.4, payment of the Primary Account Balance and the Secondary Account Balance which has vested pursuant to Section 7.3 above, if any, shall be made in a lump sum within ninety (90) days of the Participant's Termination of Employment.
         b) A Participant may elect to receive benefits over a five (5) year period or a ten (10) year period, payable annually commencing within ninety (90) days of Termination of Employment. All subsequent annual installment payments shall be made prior to February 28 of each calendar year thereafter until the Participant's EDP II Account balance is paid in full. Such election must be made on the Election Form at least one full Plan Year prior to the date of Termination of Employment. If a valid election is made under this Section 7.4(b) to receive benefits over a five (5) year period or a ten (10) year period, the unpaid balance shall be credited with interest at the Standard Rate from the date of the Termination of Employment through the date of the last installment payment, subject to Section 7.4(c).
         c) Notwithstanding anything in this Section 7.4 to the contrary, and whether or not any election is made by the Participant under
              Section 7.4(b), a Participant may elect to defer the commencement of payout of Termination Benefits under this Section 7.4 for 1, 3, 5 or 7 years after Termination of Employment. An election to defer the receipt of benefits under this Section 7.4 must be made on the Election Form at least one full Plan Year prior to the date of Termination of Employment. If a valid election is made to defer the receipt of benefits under this Section 7.4(c), the unpaid balance shall be credited with interest at a fixed rate of five percent (5%) per annum from the date of the Termination of Employment through the date of the last payment.
         d) Other methods of payment shall be at the sole discretion of the Committee.

     The Company has caused this Amendment to be signed by its duly authorized officer as of the date written below.


                              ALZA Corporation, a Delaware Corporation


                              By:/s/David R. Hoffmann
                              Its:Vice President and Treasurer

                              Date:December 11, 1998